                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  FORM 8-K/A

                                CURRENT REPORT

                        PURSUANT TO SECTION 13 OR 15(D)
                    OF THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported) March 20, 1996
                                                         --------------

                        COMMISSION FILE NUMBER 0-14620
                                               -------

                          COMMUNITY BANKSHARES, INC.
            (Exact name of registrant as specified in its charter)


                  NEW HAMPSHIRE                    02-0394439
                  -------------                    ----------
               (State of incorporation          (I.R.S. Employer
               or organization)                Identification No.)


                             43 NORTH MAIN STREET
                         CONCORD, NEW HAMPSHIRE 03301
                         ----------------------------
                   (Address of principal executive offices)
                                  (Zip Code)


                                (603) 224-1100
                                --------------
             (Registrant's telephone number, including area code)

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

On March 20, 1996, Community Interim Trust Company, a wholly owned subsidiary of Community Bankshares, Inc. (the "Registrant"), was merged (the "Merger") with and into Centerpoint Bank, a New Hampshire-chartered trust company ("Centerpoint"), pursuant to an Agreement and Plan of Merger by and between the Registrant and Centerpoint dated as of August 29, 1995. As a result of the Merger, Centerpoint became a wholly owned subsidiary of the Registrant.

A Current Report on Form 8-K with respect to the Merger was filed with the Commission on April 3, 1996. This Amendment to the Report contains the required financial statements for Centerpoint (see Item 7, below), as permitted by paragraph 4 of Item 7(a).

Item 5. Other Events
        ------------

The Merger was accounted for as a pooling-of-interests. The Registrant hereby files supplemental financial information. See Exhibit 99(a) and (b).

Item 7. Financial Statements and Exhibits
        ---------------------------------

        (a) Financial Statements of Business Acquired

               (i) Report of Ernst & Young LLP dated February 1, 1996 with respect to the Balance Sheets of Centerpoint Bank as of December 31, 1995 and 1994, and the related Statements of Operations, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1995.

               (ii) Balance Sheets of Centerpoint Bank as of December 31, 1995 and 1994, and the related Statements of Operations, Shareholders' Equity and Cash Flows for each of the three years in the period ended December 31, 1995 (and Notes to Financial Statements).

The following exhibits are filed as part of this report:

Exhibit 23.  Consent Forms
             -------------

        (a)  Consent of KPMG Peat Marwick LLP

        (b)  Consent of Ernst & Young LLP

Exhibit 99.  Supplemental Financial Information
             ----------------------------------

        (a) Report of KPMG Peat Marwick LLP dated March 20, 1996 with respect to the Supplemental Consolidated Balance Sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1995 and June 30, 1995 and 1994, and the related Supplemental Consolidated Statements of Income, Changes in Stockholders' Equity and Cash Flows for the six months ended December 31, 1995 and for each of the three years in the three year period ended June 30, 1995 (and Notes to Supplemental Consolidated Financial Statements).

        (b) Supplemental Consolidated Balance Sheets of Community Bankshares, Inc. and subsidiaries as of December 31, 1995 and June 30, 1995 and 1994, and the related Supplemental Consolidated Statements of Income, Changes in Stockholders' Equity and Cash Flows for the six months ended December 31, 1995 and for each of the three years in the three year period ended June 30, 1995 (and Notes to Supplemental Consolidated Financial Statements).


                                  SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                        COMMUNITY BANKSHARES, INC.


                                      by  /s/ GERALD R. EMERY
                                          _____________________________________
                                             Gerald R. Emery
                                             Principal Financial and Chief
                                             Accounting Officer
Date:  May 30 , 1996

ITEM 7. (A) (I)
                        Report of Independent Auditors



Shareholders and Board of Directors
Centerpoint Bank

We have audited the accompanying balance sheets of Centerpoint Bank as of December 31, 1995 and 1994, and the related statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Centerpoint Bank at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, in 1995 the Bank changed its method of accounting for impairment of a loan. As discussed in Note 3 to the financial statements, in 1994 the Bank changed its method of accounting for investments in debt securities.



                                             ERNST & YOUNG LLP
Manchester, New Hampshire
February 1, 1996

ITEM 7.(A)(II)

CENTERPOINT BANK

BALANCE SHEETS
(Dollars in thousands, except share and per share amounts)

                                                                       December 31
                                                                1995                 1994
                                                            ---------------------------------
ASSETS
Cash and due from banks:
 Interest(bearing deposits                                   $    445             $   252
 Non interest(bearing deposits and cash                         8,456               6,066
                                                            ---------------------------------
                                                                8,901               6,318
Federal funds sold                                                200                 900
                                                            ---------------------------------
Cash and cash equivalents                                       9,101               7,218

Federal Home Loan Bank stock                                      608                 180
Held(to(maturity securities                                     3,996              12,180
Available(for(sale securities                                  13,270               4,753

Loans                                                          60,378              41,875
 Less:     Deferred loan fees                                     (59)                (34)
           Allowance for loan losses                             (660)               (422)
                                                           ---------------------------------
Net loans                                                      59,659              41,419

Mortgage loans held for resale                                      -               1,275
Premises and equipment (net)                                      691                 640
Accrued interest receivable                                       523                 404
Other assets                                                      657                 669
                                                           ---------------------------------

Total assets                                                  $88,505              $68,738
                                                           =================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
 Deposits:
   Interest(bearing                                          $ 48,496             $44,226
   Non interest(bearing                                        21,403              16,619
                                                           ---------------------------------
 Total deposits                                                69,899              60,845

 Securities sold under agreements to repurchase and other
   borrowings                                                   9,906               1,371
 Advances from Federal Home Loan Bank of Boston                 1,496                 700
 Capital lease obligation                                           -                  54
 Accrued interest payable and other liabilities                 1,226                 739
                                                           ---------------------------------
Total liabilities                                              82,527              63,709

Shareholders  equity:
 Common stock, $1 par value:
  Authorized shares - 3,000,000
  Issued and outstanding shares - 590,349                         590                 590
 Additional paid(in capital                                     4,663               4,663
 Unrealized loss on available(for(sale securities                (133)               (348)
 Retained-earnings                                                858                 124
                                                           ---------------------------------
Total shareholders equity                                       5,978               5,029
                                                           ---------------------------------

Total liabilities and shareholders equity                    $ 88,505             $68,738
                                                           =================================

                            See accompanying notes

CENTERPOINT BANK
STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

                                                                                  Year ended December 31
                                                                          1995            1994             1993
                                                                   ------------------------------------------------
Interest income:
   Interest and fees on loans                                            $5,500          $3,722           $2,665
   Interest on securities--taxable                                        1,021             848              638
   Interest on Federal funds sold                                           172             150              129
   Interest on interest-bearing deposits                                     11              10                1
                                                                   ------------------------------------------------
Total interest income                                                     6,704           4,730            3,433

Interest expense:
   Interest on deposits                                                   1,624           1,181              907
   Interest on borrowings                                                   388              72               45
                                                                   ------------------------------------------------
Total interest expense                                                    2,012           1,253              952
                                                                   ------------------------------------------------
Net interest income                                                       4,692           3,477            2,481

Provision for loan losses                                                   273             268              250
                                                                   ------------------------------------------------
Net interest income after provision for loan losses                       4,419           3,209            2,231

Other income:
   Customer service fees                                                    164             163              143
   Securities gains (losses)                                                  -              (1)             124
                                                                   ------------------------------------------------
Total other income                                                          164             162              267
                                                                   ------------------------------------------------
                                                                          4,583           3,371            2,498
Other expenses:
   Salaries and employee benefits                                         1,478           1,224            1,021
   Net occupancy and equipment                                              517             458              390
   Merger costs (Note 15)                                                   219               -                -
   Other                                                                    911             786              722
                                                                   ------------------------------------------------
Total other expenses                                                      3,125           2,468            2,133
                                                                   ------------------------------------------------
Income before income taxes                                                1,458             903              365

Income taxes (Note 8)                                                       635             125                -
                                                                   ------------------------------------------------
Net income                                                                  823             778              365
Dividends on preferred stock                                                  -               3               30
                                                                   ------------------------------------------------
Net income available to common stock                                    $   823          $  775           $  335
                                                                   ================================================

Earnings per common and common equivalent share:
   Primary                                                             $   1.37         $  1.32           $  .59
   Fully diluted                                                           1.36            1.32              .59

Weighted average number of common and common equivalent shares outstanding:
     Primary                                                                601             587              563
     Fully diluted                                                          605             587              563

                            See accompanying notes.

CENTERPOINT BANK

STATEMENTS OF SHAREHOLDERSO EQUITY
(Dollars in thousands, except share and per share amounts)

                                                                                               Unrealized
                                                                                Additional       Loss on         Retained-
                                     Preferred Stock        Common Stock          Paid-in     Available-for-     Earnings
                                  -------------------------------------------
                                     Shares    Amount     Shares    Amount        Capital    Sale Securities    (Deficit)     Total
                                  --------------------------------------------------------------------------------------------------

Balances at January 1, 1993          62,581      $63      563,392    $563        $4,912                           $(927)     $4,611
 Dividends on preferred stock--
   $.48 per share                                                                                                   (30)        (30)
 Net income                                                                                                         365         365
                                  --------------------------------------------------------------------------------------------------
Balances at December 31, 1993        62,581       63      563,392     563         4,912                            (592)      4,946
 Adjustment to beginning balance
   for change in accounting
   method, net of income taxes
   of $5 (Note 3)                                                                                    $ (11)                     (11)
 Dividends on preferred stock--
   $.04 per share                                                                                                    (3)         (3)
 Preferred stock exchanged for
   common stock (Note 11)           (26,957)     (27)      26,957      27
 Redemption of preferred stock
   (Note 11)                        (35,624)     (36)                              (249)                                       (285)
 Dividends on common stock--
   $.10 per share                                                                                                   (59)        (59)
 Net income                                                                                                         778         778
 Change in unrealized loss, net of
   income taxes of $210                                                                               (337)                    (337)
                                  --------------------------------------------------------------------------------------------------
Balances at December 31, 1994             0     $ -0-     590,349     590         4,663               (348)         124       5,029
                                  ======================
 Dividends on common stock--
   $.15 per share                                                                                                   (89)        (89)
 Net income                                                                                                         823         823
 Change in unrealized loss, net of
   income taxes of $132                                                                                215                      215
                                                       -----------------------------------------------------------------------------
Balances at December 31, 1995                             590,349    $590        $4,663              $(133)       $ 858      $5,978
                                                       =============================================================================


See accompanying notes.

CENTERPOINT BANK
STATEMENTS OF CASH FLOWS
(In thousands)

                                                                                               Year ended December 31
                                                                                         1995           1994           1993
                                                                                   -----------------------------------------------
OPERATING ACTIVITIES
Net income                                                                              $    823       $    778       $    365
Adjustments to reconcile net income to net cash provided by operating activities:
  Provision for loan losses                                                                  273            268            250
  Depreciation and amortization                                                              198            244            222
  Deferred income taxes                                                                      (24)           (93)             -
  Amortization of investment securities premiums and accretion of
   discounts                                                                                  16             42             78
  Securities (gains) losses                                                                    -              1           (124)
  (Increase) decrease in accrued interest receivable                                        (119)          (186)            18
  Increase in accrued interest payable                                                        51             21              4
  Other, net                                                                                 325            242            139
                                                                                   -----------------------------------------------
Net cash provided by operating activities                                                  1,543          1,317            952


INVESTING ACTIVITIES
Purchases of held-to-maturity securities                                                       -         (4,940)             -
Proceeds from maturities and principal repayments of held-to-maturity securities           1,494          1,020              -
Purchases of available-for-sale securities                                                (2,447)        (4,299)             -
Proceeds from maturities and principal repayments of available-for-sale
  securities                                                                                 524          4,355              -
Proceeds from sales of available-for-sale securities                                           -          1,149              -
Purchases of investment securities                                                             -              -         (9,710)
Proceeds from maturities and principal repayments of investment
  securities                                                                                   -              -          7,853
Net increase in loans                                                                    (18,503)        (9,340)       (10,030)
Decrease in mortgage loans held for resale                                                 1,275          1,347            933
Purchases of premises and equipment                                                         (235)          (178)          (249)
Other                                                                                        (10)          (175)          (193)
                                                                                   -----------------------------------------------
Net cash used in investing activities                                                    (17,902)       (11,061)       (11,396)

FINANCING ACTIVITIES
Net increase in deposit accounts                                                           4,205            453         14,063
Net increase (decrease) in certificates of deposit                                         4,849          8,510           (642)
Net increase (decrease) in short-term borrowings                                           8,535           (982)           849
Advances from Federal Home Loan Bank of Boston, net                                          796            100            600
Redemption of preferred stock                                                                  -           (285)             -
Dividends on preferred stock                                                                   -             (3)           (30)
Dividends on common stock                                                                    (89)           (59)             -
Other                                                                                        (54)           (55)           (49)
                                                                                   -----------------------------------------------
Net cash provided by financing activities                                                 18,242          7,679         14,791
                                                                                   -----------------------------------------------

Increase (decrease) in cash and cash equivalents                                           1,883         (2,065)         4,347
Cash and cash equivalents at beginning of year                                             7,218          9,283          4,936
                                                                                   -----------------------------------------------
Cash and cash equivalents at end of year                                                $  9,101       $  7,218       $  9,283
                                                                                   ===============================================

                            See accompanying notes.

CENTERPOINT BANK

NOTES TO FINANCIAL STATEMENTS



1. ACCOUNTING POLICIES

ORGANIZATION

Centerpoint Bank ("Bank") is a state-chartered trust company incorporated under the laws of the State of New Hampshire. The Bank provides a full range of banking services (attracting deposits, making commercial and consumer loans and making investments in securities) to individuals and corporate customers located primarily in southern New Hampshire. The Bank is subject to competition from other financial institutions. The Bank is also subject to the regulations of certain state and federal agencies and undergoes periodic examination by those regulatory authorities.

USE OF ESTIMATES

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles and with general practices within the banking industry. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and income and expenses for the period. Actual results could differ significantly from these estimates.

FEDERAL HOME LOAN BANK STOCK

Stock in the Federal Home Loan Bank of Boston ("FHLBB") represents stock purchased under the requirements of the FHLBB. As and when such stock is redeemed, the Bank will receive an amount equal to the par value of the stock. The stock is carried at cost.

SECURITIES

Management determines the appropriate classification of debt securities at the time of purchase and reevaluates such designation as of each balance sheet date. Debt securities are classified as held-to-maturity when the Bank has the positive intent and ability to hold the securities to maturity. Held-to-maturity securities are stated at amortized cost. Debt securities not classified as held-to-maturity are classified as available-for-sale. Available-for-sale securities are stated at fair value, with the unrealized gains and losses, net of tax, reported in a separate component of shareholdersO equity.

The cost of debt securities is adjusted for amortization of premiums and accretion of discounts to maturity, or in the case of mortgage-backed securities, over the estimated life of the security. Such amortization is included in interest income on securities. Realized gains and losses, and declines in value judged to be other-than-temporary are included in net securities gains (losses). The cost of securities sold is based on the specific identification method.

LOANS

Loans generally are stated at their outstanding unpaid principal balances, net of any deferred fees or costs on originated loans. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized as an adjustment of the yield (interest income) of the related loans.

CENTERPOINT BANK

1. ACCOUNTING POLICIES (CONTINUED)

Nonaccrual loans. Generally, a loan (including a loan impaired under Statement
114) is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan currently is performing. A loan may remain on accrual status if it is in the process of collection and is either guaranteed or well secured. When a loan is placed on nonaccrual status, unpaid interest credited to income in the current year is reversed and unpaid interest accrued in prior years is charged against the allowance for loan losses. Interest received on nonaccrual loans, including impaired loans classified as nonaccrual, generally is either applied against principal or reported as interest income, according to management's judgment as to the collectibility of principal. Generally, loans are restored to accrual status when the obligation is brought current, has performed in accordance with the contractual terms for a reasonable period of time and the ultimate collectibility of the total contractual principal and interest is no longer in doubt.

Allowance for Loan Losses. The allowance for loan losses is established through provisions for loan losses charged against income. Loans, including impaired loans, deemed to be uncollectible are charged against the allowance for loan losses, and subsequent recoveries, if any, are credited to the allowance.

Beginning in 1995, the Bank adopted Financial Accounting Standards Board ("FASB") Statement No. 114, "Accounting by Creditors for Impairment of a Loan." Impaired loans are commercial, commercial real estate, residential construction and individually significant residential mortgage and consumer loans for which it is probable that the Bank will not be able to collect all amounts due according to the contractual terms of the loan agreement. The definition of "impaired loans" is not the same as the definition of "nonaccrual loans," although the two categories overlap. Generally, a loan, including an impaired loan, is classified as nonaccrual and the accrual of interest on such loan is discontinued when the contractual payment of principal or interest has become 90 days past due or management has serious doubts about further collectibility of principal or interest, even though the loan currently is performing. The Bank may choose to place a loan on nonaccrual status due to payment delinquency, while not classifying the loan as impaired, if (i) it is probable that the Bank will collect all amounts due in accordance with the contractual terms of the loan or (ii) the loan is not a commercial, commercial real estate, residential construction or an individually significant residential mortgage or consumer loan. In addition, the Bank may classify a loan as impaired, even though it is still accruing, if the Bank does not have serious doubts about the collectibility of principal or interest but believes that the repayment of the loan will only be made through the Bank's foreclosure on the collateral. Factors considered by management in determining impairment include payment status and collateral value. Under the new standard, the amount of impairment for these types of impaired loans is determined by the difference between the present value of the expected cash flows related to the loan, using the original contractual interest rate, and its recorded value, or, as a practical expedient in the case of collateralized loans, the difference between the fair value of the collateral and the recorded amount of the loan. When foreclosure is probable, impairment is measured based on the fair value of the collateral. Residential mortgage and consumer loans that are not individually significant are measured for impairment collectively. Loans that experience insignificant payment delays and insignificant shortfalls in payment amounts generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed.

CENTERPOINT BANK

Prior to 1995, the amount of impairment on commercial, commercial real estate, residential construction and individually significant residential mortgage and consumer loans was based on undiscounted cash flows or the fair value of the collateral for collateral-dependent loans. Adoption of the new standard had no material impact on the Bank's financial position or results of operations.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated probable loan losses. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrower's ability to repay (including the timing of future payments), the estimated value of any underlying collateral, composition of the loan portfolio, current economic conditions, and other relevant factors. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans, that may be susceptible to significant change.

MORTGAGE LOANS HELD FOR RESALE

Mortgage loans held for resale are recorded at the lower of cost or market value determined on an aggregate basis.

PREMISES AND EQUIPMENT

Premises and equipment are stated at cost, less accumulated depreciation and amortization. The provision for depreciation and amortization is generally computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over their estimated useful lives or the lives of the respective leases, whichever is less.

INCOME TAXES

Deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE

Primary earnings per common and common equivalent share and fully diluted earnings per common and common equivalent share are computed using the weighted average number of shares outstanding adjusted for the incremental shares attributed to outstanding options to purchase common stock.

CASH FLOW INFORMATION

For purposes of the statement of cash flows, the Bank considers cash and due from banks and federal funds as cash and cash equivalents. Cash paid during the years ended December 31, 1995, 1994 and 1993 for interest was $1,574,000, $1,232,000 and $949,000, respectively. Cash paid during the year ended December 31, 1995 for income taxes was $390,000. No cash was paid for income taxes prior to 1995.

2. RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

The Bank is required to maintain average balances with the Federal Reserve Bank. The average amount of those reserve balances for the year ended December 31, 1995 was approximately $669,000.

CENTERPOINT BANK

3. SECURITIES

In May 1993, the Financial Accounting Standards Board issued Statement No. 115, "Accounting for Certain Investments in Debt and Equity Securities." The Bank adopted the provisions of the new standard for investments held as of or acquired after January 1, 1994. In accordance with the Statement, prior period financial statements have not been restated to reflect the change in accounting principle. The opening balance of shareholders' equity was decreased by $11,000 (net of $5,000 in deferred income taxes) to reflect the net unrealized depreciation on securities classified as available-for-sale previously carried at amortized cost.

On November 15, 1995, the FASB staff issued a Special Report, A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities. In accordance with provisions in that Special Report, the Bank chose to reclassify certain securities from held-to-maturity to available-for-sale. At the date of transfer, the amortized cost of those securities was $6,878,291 and the unrealized loss on those securities was $164,942, which is included in shareholders' equity.

The following is a summary of held-to-maturity securities and available-for-sale securities at December 31, 1995 and 1994:

                                                                    December 31, 95
                                   --------------------------------------------------------------------------------
                                                              Held-to-Maturity Securities
                                   --------------------------------------------------------------------------------
                                                                 Gross            Gross
                                          Amortized            Unrealize        Unrealize             Estimated
                                             Cost                Gains           Losses              Fair Value
                                   --------------------------------------------------------------------------------
                                                                     (In thousands)
U.S. Treasury securities and
  obligations of U.S.
  Government agencies                      $ 3,996               $11             $  --                $ 4,007
                                   --------------------------------------------------------------------------------
                                           $ 3,996               $11             $  --                $ 4,007
                                   ================================================================================


                                                                  December 31, 1994
                                   --------------------------------------------------------------------------------
                                                               Held-to-Maturity Securities
                                   --------------------------------------------------------------------------------
                                                                 Gross             Gross
                                           Amortized           Unrealize        Unrealize             Estimated
                                              Cost               Gains           Losses              Fair Value
                                   --------------------------------------------------------------------------------
                                                                     (In thousands)
U.S. Treasury securities and
  obligations of U.S.
  Government agencies                      $ 4,954              $  --             $ 85               $ 4,869
Mortgage-backed securities                   7,445                 --              804                 6,641
                                   --------------------------------------------------------------------------------
                                           $12,399              $  --             $889               $11,510
                                   ================================================================================

CENTERPOINT BANK

3. SECURITIES (CONTINUED)

During 1994, available-for-sale securities with an estimated fair value of $5,156,058 were transferred to held-to-maturity securities. Amortized cost of held-to-maturity securities at December 31, 1994 does not reflect unrealized holding losses of $218,910 that existed at the date of the transfer. During 1995, these same securities were transferred back to available-for-sale securities under the provisions of the FASB Special Report discussed above.

                                                                   December 31, 95
                                   ------------------------------------------------------------------------
                                                           Available-for-Sale Securities
                                   ------------------------------------------------------------------------
                                                               Gross           Gross
                                          Amortized          Unrealize       Unrealize      Estimated
                                            Cost              Gains           Losses        Fair Value
                                   ------------------------------------------------------------------------
                                                                  (In thousands)
U.S. Treasury securities and
  obligations of U.S.
  Government agencies                     $ 3,000              $ 3            $  2           $ 3,001
Corporate securities                        1,256                -              26             1,230
Mortgage-backed securities                  9,116                9             199             8,926
Other securities                              113                -               -               113
                                   ------------------------------------------------------------------------
                                          $13,485              $12            $227           $13,270
                                   ========================================================================

                                                                   December 31, 94
                                   ------------------------------------------------------------------------
                                                           Available-for-Sale Securities
                                   ------------------------------------------------------------------------
                                                               Gross           Gross
                                          Amortized          Unrealize        Unrealize     Estimated
                                            Cost               Gains           Losses      Fair Value
                                   ------------------------------------------------------------------------
                                                                   (In thousands)
U.S. Treasury securities and
  obligations of U.S.
  Government agencies                     $   995                -            $ 40           $   955
Corporate securities                        1,257                -             131             1,126
Mortgage-backed securities                  2,738              $ 1             174             2,565
Other securities                              107                -               -               107
                                   ------------------------------------------------------------------------
                                          $ 5,097              $ 1            $345           $ 4,753
                                   ========================================================================

During the years ended December 31, 1995, 1994 and 1993, debt securities (for 1995 and 1994, securities classified as available-for-sale) with a fair value at the date of sale of $-0-, $1,148,591 and $3,899,063, respectively, were sold. The gross realized gains on such sales totaled $-0-, $6,255 and $123,847, respectively, and the gross realized losses totaled $-0-, $7,170 and $-0-, respectively. The net adjustment to unrealized holding gains (losses) on available-for-sale securities included as a separate component of shareholders' equity totaled $215,000 and $(337,000), respectively, in 1995 and 1994.

CENTERPOINT BANK

3. SECURITIES (CONTINUED)

The amortized cost and estimated fair value of debt securities at December 31, 1995 and 1994, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because the issuers of the securities may have the right to prepay obligations without prepayment penalties.

                                                              December 31
                                                     1995                       1994
                                          ------------------------------------------------------
                                            Amortized    Estimated     Amortized    Estimated
                                              Cost       Fair Value      Cost       Fair Value
                                          ------------------------------------------------------
                                                              (In thousands)
HELD-TO-MATURITY SECURITIES
Due in one year or less                     $ 3,996      $ 4,007       $   984      $   976
Due after one year through five years            --           --         3,970        3,893
                                          ------------------------------------------------------
                                              3,996        4,007         4,954        4,869
Mortgage-backed securities                       --           --         7,445        6,641
                                          ------------------------------------------------------
                                            $ 3,996      $ 4,007       $12,399      $11,510
                                          ======================================================

AVAILABLE-FOR-SALE SECURITIES
Due in one year or less                     $ 3,116      $ 3,097       $   107      $   107
Due after one year through five years         1,000          994         1,676        1,636
Due after five years through ten years          253          253           576          445
                                          ------------------------------------------------------
                                              4,369        4,344         2,359        2,188
Mortgage-backed securities                    9,116        8,926         2,738        2,565
                                          ------------------------------------------------------
                                            $13,485      $13,270       $ 5,097      $ 4,753
                                          ======================================================

At December 31, 1995 and 1994, investment securities with a book value of $13,326,000 and $4,440,000, respectively, were pledged as collateral to secure securities sold under agreements to repurchase (which are short-term borrowings with maturities of one day) and for other purposes.

4. LOANS

Loans consist of the following:

                                                            December 31
                                                         1995         1994
                                                   -----------------------------
                                                          (In thousands)
Commercial                                             $21,321      $15,408
Real estate:
  Commercial                                            24,365       17,675
  Residential                                            1,722        1,356
  Residential construction                               4,749        2,966
Installment                                              5,498        2,991
Home equity and other                                    2,723        1,479
                                                   -----------------------------
                                                       $60,378      $41,875
                                                   =============================

CENTERPOINT BANK

5. ALLOWANCE FOR LOAN LOSSES

Changes in the allowance for loan losses are as follows:

                                                    Year ended December 31
                                               1995         1994          1993
                                             -----------------------------------
                                                        (In thousands)
Balance at beginning of                        $422         $329          $277
Provision for loan loss                         273          268           250
Recoveries                                       53           32            44
Charge-offs                                     (88)        (207)         (242)
                                             -----------------------------------
Balance at end of year                         $660         $422          $329
                                             ===================================

At December 31, 1995, the recorded investment in loans that are considered to be impaired under Statement 114 was $293,000 (of which $204,000 was on a nonaccrual basis), for which the related allowance for loan losses is $188,000 which is exclusive of a partial guaranty by the Small Business Administration of $80,000. All of the Bank's impaired loans are collateralized and, therefore, all impaired loans are measured by the difference between the fair value of the collateral and the recorded amount of the loan. The average recorded investment in impaired loans during the year ended December 31, 1995 was approximately $283,000. For the year ended December 31, 1995, the Bank recognized interest income on those impaired loans of $17,000, which included $8,000 of interest income recognized using the cash basis method of income recognition.

6. PREMISES AND EQUIPMENT

The following is a summary of premises and equipment:

                                                             December 31
                                                        1995            1994
                                                   -----------------------------
                                                           (In thousands)
Leasehold improvements                                 $  413          $  363
Furniture and equipment                                 1,091             914
                                                   -----------------------------
                                                        1,504           1,277
Less accumulated depreciation and amortization            813             637
                                                   -----------------------------
                                                       $  691          $  640
                                                   =============================

CENTERPOINT BANK

7. DEPOSITS

Deposits consist of the following:

                                                           December 31
                                                      1995             1994
                                                 -------------------------------
                                                          (In thousands)
Demand                                             $21,403          $16,619
Savings:
  Regular savings                                   13,552           14,616
  NOW accounts                                       9,822            8,015
  Money-market accounts                              3,084            4,406
Time certificates of deposits                       22,038           17,189
                                                 -------------------------------
                                                   $69,899          $60,845
                                                 ===============================

Time deposits with a minimum balance of $100,000 at December 31, 1995 and 1994 totaled approximately $5,529,000 and $3,712,000, respectively.

8. INCOME TAXES

Significant components of the provision for income taxes are as follow:

                                                     Year ended December 31
                                                      1995             1994
                                                 -------------------------------
                                                          (In thousands)
Current:
  Federal                                             $567             $200
  State                                                 92               18
                                                 -------------------------------
                                                       659              218

Deferred:
  Federal                                              (20)             (77)
  State                                                 (4)             (16)
                                                 -------------------------------
                                                       (24)             (93)
                                                 -------------------------------
                                                      $635             $125
                                                 ===============================

CENTERPOINT BANK

8. INCOME TAXES

A reconciliation of income taxes attributable to continuing operations computed at the U.S. federal statutory rate to income tax expense is as follows:

                                                  Year ended December 31
                                                 1995       1994      1993
                                               ------------------------------
                                                       (In thousands)
Federal income tax at statutory rate             $496       $307      $124
Effect of:
  Change in Statement 109 valuation allowance       -       (183)     (125)
  State taxes, net of federal benefit              58          1         -
  Non-deductible merger costs                      75          -         -
  Other                                             6          -         1
                                               ------------------------------
                                                 $635       $125      $  -
                                               ==============================

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank's deferred tax assets and liabilities are as follows:

                                                               December 31
                                                          1995            1994
                                                        ------------------------
                                                             (In thousands)
Deferred tax assets:
Unrealized loss on available-for-sale securities          $  82           $215
Allowance for loan losses                                   204            119
Accrued book expenses                                       156            140
Other - net                                                  19             30
                                                        ------------------------
Total deferred tax assets                                   461            504

Deferred tax liabilities:
Accrued book income                                         203            160
Tax over book depreciation                                   20              -
Other - net                                                  38             36
                                                        ------------------------
Total deferred tax liabilities                              261            196
                                                        ------------------------
Net                                                        $200           $308
                                                        ========================

A valuation allowance against deferred tax assets is required if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. The Bank believed that some uncertainty existed with respect to future realization and established a valuation allowance of $308,721 as of January 1, 1993. The valuation allowance was reduced by $125,484 during 1993 as a result of a reduction in total deferred tax assets. The valuation allowance was fully eliminated during 1994 as it became evident that it was more likely than not that all of the deferred tax assets would be realized.

CENTERPOINT BANK

9. ADVANCES FROM FEDERAL HOME LOAN BANK OF BOSTON

Advances from the Federal Home Loan Bank of Boston ("FHLBB") consist of the following:

                                                               December 31
                                                           1995           1994
                                                         -----------------------
                                                              (In thousands)
4.73%, due August 1996                                     $  300         $300

4.64%, due September 1996                                     300          300

5.87%, due September 1998                                     800            -

3.75%, $595 principal and interest payable                     96          100
   maturing September through December 2014
                                                         -----------------------
                                                           $1,496         $700
                                                         =======================

Advances received from the FHLBB are collateralized with FHLBB stock owned by the Bank and with certain commercial real estate loans. The Bank paid $48,261 and $29,073 in interest on advances from the FHLBB during the years ended December 31, 1995 and 1994, respectively.

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
    AND CONCENTRATIONS OF CREDIT RISK

The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These financial instruments involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet.

The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit written is represented by the contractual notional amount of those instruments. The Bank generally requires collateral to support such financial instruments in excess of the contractual notional amount of those instruments and, therefore, is in a fully secured position. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments.

The Bank has outstanding loan commitments/lines of credit and standby letters of credit aggregating $21,681,127 and $1,260,655, respectively, at December 31, 1995, and $17,395,496 and $826,000, respectively, at December 31, 1994.

CENTERPOINT BANK

10. FINANCIAL INSTRUMENTS WITH OFF-BALANCE-SHEET RISK
    AND CONCENTRATIONS OF CREDIT RISK (CONTINUED)

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on managementOs credit evaluation of the counter-party. Collateral held varies but may include certificates-of-deposit, accounts receivable, inventory, property, plant, and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements, including commercial paper, bond financing, and similar transactions. Letters of credit expire within one year of issuance. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The Bank holds collateral supporting those commitments for which collateral is deemed necessary.

The Bank originates commercial, real estate and consumer loans to customers throughout New Hampshire. The Bank estimates that most of its loans are based in New Hampshire, with less than 4% of total loans based out-of-state. There are no other significant concentrations of credit risk.

11. SHAREHOLDERS' EQUITY

PREFERRED STOCK

In December 1993, the board of directors of the Bank, in accordance with the original terms of a Preferred Stock issuance in September 1992, voted to offer to holders of shares of Preferred Stock the option to either redeem their preferred shares at a per share price of $8.00 or exchange their preferred shares at the rate of one share of the Bank's Common Stock for each share of Preferred Stock. During 1994, 35,624 preferred shares were redeemed and 26,957 preferred shares were exchanged for Common Stock.

STOCK OPTION PLAN

The Centerpoint Bank 1989 Stock Option Plan provides for the granting of options to key employees, officers and directors. The Plan has a term of 10 years, and a total of 120,000 shares of Common Stock are reserved for issuance under the Plan.

It is intended that certain options granted under the Plan will qualify as incentive stock options (an "ISO") under Section 422 of the Internal Revenue Code, and other options granted thereunder will be nonstatutory stock options. ISO's are eligible for favored tax treatment pursuant to the Code, while nonstatutory stock options do not qualify for such favored tax treatment. The Plan provides authority for the grant of stock appreciation rights in addition to nonstatutory stock options, alternative stock appreciation rights in conjunction with nonstatutory stock options or ISO's and the grant of stock appreciation rights without related stock options. Stock appreciation rights permit the holder of such rights to receive cash, Common Stock, or a combination of cash and Common Stock having a fair market value equal in amount to the increase in the fair market value of the Common Stock subject to the right, measured from the date the right was granted to the date on which the stock appreciation right is exercised.

CENTERPOINT BANK

11. SHAREHOLDERS' EQUITY (CONTINUED)

The price at which stock options or stock appreciation rights may be exercised under the Plan is determined by the stock option committee of the Board of Directors, but in the case of ISO's may not be less than 100% of the fair market value of the Common Stock on the date of grant. In the case of nonstatutory stock options and stock appreciation rights unrelated to ISO's, the exercise price may not be less than 100% of the fair market value of the Common Stock on the date of grant. Each option granted under the Plan must be exercised within a period fixed by the stock option committee; however, the period may not exceed ten years from the date of grant and no stock option or stock appreciation right may be exercised during the first six months of its term.

Changes in the status of stock options are summarized as follows:


                                                   Year ended December 31
                                               1995         1994          1993
                                             -----------------------------------
Outstanding at beginning of year               77,500       70,000      70,000
Granted                                             -        7,500           -
Canceled                                            -            -           -
Exercised                                           -            -           -
                                             -----------------------------------
Outstanding at end of year                     77,500       77,500      70,000
                                             ===================================

Exercisable at end of year                     72,500       60,000      47,500

Price of options outstandin                    $10.00       $10.00      $10.00

12. COMMITMENTS

The Bank has lease agreements for its main and branch offices, operations center and certain equipment for terms ranging from three to fifteen years. The main and branch offices and operations center leases are classified as operating leases, while the equipment lease was classified as a capital lease.

Premises and equipment included the following amounts at December 31, 1994 for the equipment lease that had been capitalized (in thousands):

Equipment                                                             $256
Less accumulated amortization                                         (235)
                                                                   -----------
                                                                      $ 21
                                                                   ===========

Amortization of equipment under the capital lease, computed by the straight-line method over the term of the lease, was included in depreciation and amortization expense.

CENTERPOINT BANK

12. COMMITMENTS (CONTINUED)

Future minimum payments, by year and in the aggregate, under noncancelable operating leases with initial or remaining terms of one year or more consist of the following at December 31, 1995 (in thousands):



          1996                                                  $174,107
          1997                                                   174,432
          1998                                                   142,420
          1999                                                   115,706
          2000                                                    90,378
          Thereafter                                             264,204
                                                              ------------
          Total minimum lease payments                          $961,247
                                                              ============

Rent expense for all operating leases was $154,000, $139,000 and $115,000 during the years ended December 31, 1995, 1994 and 1993, respectively.

During 1995, the Bank executed a lease agreement for a proposed new branch bank. The lease, which does not take effect until the Bank receives appropriate regulatory approvals, has an initial term of five years with initial annual lease payments of $30,000.

13. LOANS TO RELATED PARTIES

Certain directors of the Bank, including their immediate families and companies in which they are principal owners, are loan customers of the Bank. Such loans were made in the ordinary course of business at the BankOs normal credit terms, including interest rates and collateral, and do not represent more than a normal risk of collection. Such loans amounted to $339,236 and $287,593 at December 31, 1995 and 1994, respectively. During 1995, $176,309 of new loans or advances were made and repayments totaled $124,666.

14. FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial Accounting Standards Board Statement No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

The following methods and assumptions were used by the Bank in estimating its fair value disclosures for financial instruments:

CENTERPOINT BANK

CASH AND CASH EQUIVALENTS: The carrying amounts reported in the balance sheet for cash and cash equivalents approximate those assets' fair values.

SECURITIES: Fair values for securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments.

LOANS: Fair values are estimated for portfolios of loans with similar financial characteristics, segregated by type such as commercial, real estate and installment loans. For variable-rate loans that reprice frequently with no significant change in credit risk, fair values are based on carrying values. The fair values for other loans are estimated using a discounted cash flow calculation that applies a discount rate, based upon the loan's terms, structure of interest, credit quality factors, and prepayment risk inherent in the portfolio, to a schedule of aggregated expected monthly maturities on loans.

ACCRUED INTEREST RECEIVABLE: The carrying amount of accrued interest receivable approximates fair value.

DEPOSITS: The fair values for demand deposits, NOW accounts, regular savings, and money-market accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate time certificates of deposit are estimated using a discount rate based upon the certificate's terms, structure of interest and withdrawal risk to a schedule of aggregated expected monthly maturities on time deposits.

For deposits with no stated maturities, Statement 107 defines fair value as the amount payable on demand. Statement 107 defines the fair value of demand deposits as the amount payable on demand, and prohibits adjusting fair value for any value derived from retaining those deposits for an expected future period of time. That component, commonly referred to as a deposit base intangible, is estimated to be approximately $675,000 at December 31, 1995 and is neither considered in the fair value amounts nor is it recorded as an intangible asset in the balance sheet.

SHORT-TERM BORROWINGS: The carrying amounts of borrowings under repurchase agreements approximate their fair values.

LONG-TERM BORROWINGS: The fair values of the Bank's advances from Federal Home Loan Bank of Boston are estimated using discounted cash flow analyses, based on the Bank's current incremental borrowing rates for similar types of borrowing arrangements.

CENTERPOINT BANK

The following presents the carrying value and fair value of the Bank's financial instruments at December 31, 1995:

                                          Carrying Value           Fair Value
                                        ---------------------------------------
Financial Assets:
  Cash and cash equivalents                $  9,101                 $ 9,101
  Securities                                 17,874                  17,885
  Net loans                                  59,659                  60,833
  Accrued interest receivable                   523                     523

Financial Liabilities:
  Deposits (with no stated maturity)         47,861                  47,861
  Time deposits                              22,038                  22,091
  Short-term borrowings                      9,906                    9,906
  Long-term borrowings                       1,496                    1,569

15. ACQUISITION AGREEMENT

On August 29, 1995, the Bank entered into a definitive merger agreement to be acquired by Community Bankshares, Inc. ("Community"). Upon consummation of the merger, each outstanding share of the Bank's common stock will be converted into and exchanged for 1.073 shares of Community common stock. The merger, anticipated to be accounted for as a pooling-of-interests, is subject to shareholder and regulatory approval.

Concurrent with the execution of the merger agreement, the Bank and Community entered into a Stock Option Agreement pursuant to which the Bank granted an option to Community to purchase up to 165,920 shares of the Bank's common stock, under certain conditions, at a price of $12.00 per share.

Subsequent to December 31, 1995, the shareholders of both the Bank and Community voted to approve the merger.